Exhibit (c)(6)

Exhibit (c) (6)

Morgan Stanley

Project Baseball

Presentation to the Special Committee of SkyTerra Communications

July 30, 2009

Project Baseball

Table of Contents

Section 1

Section 2

Tab A

Tab B

Tab C

Sector Update

Discussion of Alternatives

Cash Preservation Scenario

Sale of Company

Restructuring

Morgan Stan I.ey

2

Project Baseball

Executive Summary

• Morgan Stanley has reviewed the base case projections provided by management

— Inclusive of the $100MM expected from Harbinger in 1/10, the company is projected to have a funding gap in October 2010

• We believe substantial uncertainty exists around the company’s ability to fill or avoid this funding gap

— High yield and equity markets remain closed to the company for the foreseeable future

— The emergence of a strategic player to finance an acquisition of Inmarsat by Harbinger via SkyTerra remains possible but unlikely

— There is no obvious lessee to fund a “coop agreement” deal between Inmarsat and SkyTerra

— There is no clear buyer for SkyTerra in excess of its current $1 .3bn in debt

• In our judgment, SkyTerra’s priority should be the preservation of its asset value by safeguarding its spectrum

— Eliminate cash payments to Boeing through a consensual restructuring of contract into a term debt instrument

— Provide Boeing with relief from the threat of a Termination for Default

— Complete the launch of MSV- I on time to meet regulatory milestones

— Restructure senior secured and (possibly) senior unsecured debt via a combination of debt-for-debt and debt- for-equity exchanges

• The combined incentives offered to creditors could include

— A potential renegotiation of the MCSA

— Sweetened debt terms

— Equity upside

• A range of downside scenarios, including substantial impairment of the company’s spectrum holdings, serve as a strong motivation to creditors

Morgan Stanley

3

Project Baseball

Section 1

Sector Update

Morgan Stanley 4

Project Baseball

SECTOR UPDATE

I

Over the last twelve months public market spectrum players have declined with the broader markets and as strategic activity in the sector has become a less likely catalyst

— lnmarsat’s out performance has been driven largely by positive news regarding its core satellite business, the recent refinancing of its $500MM credit facility and some degree of M&A speculation

— Clearwire has surged as the debt capital markets have begun to improve, and also on its recent launch of service in Las Vegas and further indications of Comcast’s commitment in Portland

Indexed Share Price Performance

Last Twelve Months

coG\()

Indexed Share Price Performance

Indexed to 100

140

120

100

80

60

40

20

0

7/25/08

SKYT ISAT — CLWR

Source FactSet

Gainl(Loss)

rnarst (3%)

Nasdaq (15%)

CLWR(

SKY (34%)

TST (52%) GSAT (62%)

9/24/08 11/24/08 1/24/09 3/26/09 5/26/09

— ICOG — TSTR

— GSAT

7/26/09

— Nasdaq

Morgan Stanley

5

Project Baseball

- Public market spectrum comparables have traded in a tight range recently
  - Debt spreads remain elevated

SECTOR UPDATE

Public Market Spectrum Comparables

July 24, 2009

Spectrum Valuation - Side-by-Side Comparison

$MM, except share price

	SKYT [1]	TSTR	GSAT
Market Aggregate Value			
Share Price (as of 07/24/09)	$3.15	$1.27	$1.08
Equity Value	$466	$156	$141
Plus: Financial Net Debt	1,029	1,154	292
Less: Value of Unconsolidated Assets	(8)	0	0
Market Aggregate Value	$1,487	$1,310	$433
Value of Spectrum - Assumes Cash Used for Satellite Capex, Incorporates Funding Gaps & Excludes the Value of Core Business			
Equity Value	$466	$156	$141
Plus: Total Debt	1,331	1,426 [2]	906 [3]
Less Value of Unconsolidated Assets	(8)	0	0
Less: Value of Core Business	0	0	(22) [4]
Aggregate Value for Spectrum Valuation	$1,790	$1,582	$1,025
Population (MM)	300	300	300
Assumed Usable Spectrum (MHz)	25	20	19
Population (MM) x Spectrum (MHz)	7,500	6,000	5,783
Value per MHz-POP (Debt at Book)	**$0.24**	**$0.26**	**$0.18**
Illustrative Value per MHz-POP (Debt at Market) [5]	**$0.16**	**$0.15**	**NA**

Notes
1. Balance sheet figures pro forma for Harbinger financing and per management estimates as of June 30, 2009
2. Includes credit facility of $100MM ($37MM drawn)
3. Includes anticipated funding gap of $270MM, credit facility and term loan of $200MM ($156MM drawn) and uncommitted credit facility of $250MM
4. Core business valued at 8.0x 2009 EBITDA (2009E EBITDA of $3MM)
5. Assumes bank trading levels at par and bond trading levels of $0.58 (last traded July 9, 2009) and $0.51 (last traded July 9, 2009) for SKYT and TSTR, respectively

Morgan Stanley

6

Project Baseball

SECTOR UPDATE

Recent News on ICO North America Restructuring

- ICO North America filed for Chapter 11 on May 15, 2009

- On May 15, 2009, ICO North America, a subsidiary of ICO Global, filed for Chapter 11 with a pre-packaged plan to restructure its outstanding debt
- ICO North America has two primary tranches of outstanding debt
  - $44MM first-lien working capital facility due May 1, 2009
  - $750MM convertible notes due August 15, 2009
- Since the beginning of 2009, ICO had been working to restructure the convertible notes without success
  - Noteholders including Planfield, Raptor, Aristesia, Och-Ziff, Highland, Harbinger and Canyon, preferred liquidation and access to the potential Boeing proceeds, rather than a reorganization
  - Working capital facility holders objected to the proposed restructuring as well, expressing skepticism the business could be funded longer-term even if the restructuring were to be effected
- The contemplated restructuring plan would result in 95% of the equity in ICO North America being given to the convertible noteholders with ICO Global receiving the remaining 5%
  - Implied valuation of $0.12 per MHz-POP (1)
- UBS and Jefferies continue to run a process to monetize the asset
- On July 9, 2009 DISH filed a letter with the New York Bankruptcy Court noting it had acquired all of the $43.7mm first-lien secured debt from the pre-petition lenders
  - DISH has also bought a portion of the ICO convertible notes
  - Market participants and news sources continue to speculate as to the likelihood of a combination between TerreStar, in which DISH also holds a significant stake, and ICO

Note
1. Implied valuation calculated assuming fully accreted value of the convertible debt of $768MM and 6,000 MHz-POP

Morgan Stanley

7

Project Baseball I

Prospects for Near-Term Sale of ICO NA Spectrum

The natural buyers of the ICO NA spectrum assets are the existing mobile carriers in the United States and EchoStar, as a result of the latter’s acquisition of the first-lien debt and a portion of the convertible notes

— Google and cable operators have enough capital at risk and the latter are likely in wait-and-see mode regarding Sprint’s near-term performance

— Intel and Motorola unlikely to invest further sums in service providers

— Qualcomm has enough execution issues with MediaFLO and has signaled a retreat on UMB

• DirecTV is a long-shot, but would need significantly more than 40 MHz to build a network, plus billions of capital to do so

• Comcast-Xohm combination puts great pressure on VZ, AT&T, and T-Mobile to acquire sufficient spectrum for a true 4G deployment

— Most current projections of spectrum needs vastly underestimate the requirements for a LTE build

— Data demand seen with the iPhone (the first true mobile broadband handset) dwarfs that of any previous device

— Laptop cards quickly becoming part of the enterprise bundle

Morgan Stanley

8

Project Baseball

SECTOR UPDATE

Credit Markets, While Improving, Remain Challenged

• Although the high yield market has recently opened for certain “B” and “CCC” names, the focus has been on known and seasoned issuers

— Crown Castle

— Qwest Communications

— El Paso Energy

Yield Stats 1)

Issue

Current121

High

Low

Avg.

BB Index

9.43

14.61

5.95

8.06

B Index

11.15

20.93

6.85

9.90

CCC Index

16.15

29.49

9.09

14.84

Telecom

9.42

29.24

6.87

10.63

Source Advantage Data, Yield Book

Yield Performance

Yield

%

30

16.Mar-08

Bear Steams sold to

JPMorgan

25

10

5

0

15-Sep.08

Lehman Brothers tiles for bankruptcy

Source Yield Book, Advantage Data

Notes

1. Index stats since December 2001

2. Current as of July 27. 2009

20

15

— BB Index — B Index ccc Index Telecom

Mar-08 Apr-08 May-08 Jun-08 Jul-08 Aug-08 Oct-08 Nov-08 Dec-08 Jan-09 Feb-09 Mar-09 May-09 Jun-09 Jul-09

Morgan Stanley

9

Project Baseball

SECTOR UPDATE

-

Recent CCC and B Issuers Year-to-Date 2009

• Market access for CCC and B- rated issuers remains limited to seasoned issuers, and while market fundamentals continue to improve, yields have remained somewhat elevated

B and CCC Rated Debt Issued YTD Since 11112009(1)

Issuer Date Rating Security Amount Coupon Price Yield

Landry’s Restaurants

2/4/2009

B3 / B

Sr. Notes

$295

14.0%

88.00

20.3%

Real Mex Restaurants, Inc.

7/1/2009

B3 / B-

Sr. Sec. Notes

130

14.0%

90.00

18.0%

United Airlines

6/29/2009

82/ B+

Sr. Sec. Notes

175

12.8%

9007

17.0%

Dole Food Company Inc

3/13/2009

B3 / B-

3rd Pri Sr Sec Nts

349

13.9%

92.88

16.0%

Digicel Ltd

3/6/2009

Bi / B-

Sr. Notes

335

12.0%

89.60

15.0%

Prospect Medical Holdings Inc.

7/22/2009

B3IB

Sr. Sec. Notes

160

12.8%

92.34

15.0%

Nielsen Company Finance LLC

1/21/2009

Caal / B-

Sr. Notes

330

11.6%

90.00

14.5%

Wallace Theater Holdings

6/12/2009

B3 /8-

Sr Sec Floating Rate Nts

157

6ML+950

95.53

14.0%

Univision Communications

6/25/2009

B2 / 8-

1st Pri Sr Sec Nts

545

12.0%

93.01

14.0%

MTR Gaming Group

7/24/2009

B2 / B

Sr. Sec. Notes

250

12.6%

95.25

14.0%

Kansas City Southern De Mexico

3/24/2009

B2 / 8+

Sr. Notes

200

12.5%

94.49

13.8%

Bway Corp

4/1/2009

B3 / B-

Sr Sub Notes

229

10.0%

87.51

13.5%

Commercial Barge Line Co

7/1/2009

82 / B+

Sr. Sec. Notes

200

12.5%

95.18

13.5%

Nielsen Finance LLC

4/24/2009

Caal / B-

Sr. Notes

500

11.5%

92.17

13.3%

JBS USA, LLC/JBS USA Finance

4/22/2009

Bi / B+

Sr. Notes

700

11.6%

95.05

13.0%

Terremark Worldwide, Inc.

Mean

Median

6/17/2009

B2 / B-

Sr. Sec. Notes

420

12.0%

12.4%

12.5%

95.13

92.26

92.61

13.0%

Morgan Stanley

Note

1. AsofJuIy24,2009

10

Project Baseball

Section 2

Discussion of Alternatives

Morgan Stanley 11

Project Baseball CUSSION OF ALTERNATIVES

Discussion of SkyTerra Alternatives

SKYT Alternatives Special Committee Considerations

1. Cash Preservation Scenario • Funding runway is projected to be exhausted in Qi ‘11 under a cash preservation scenario that still enables SkyTerra to meet its regulatory milestones

— Likely does not provide sufficient time to complete a transaction with Inmarsat nor provide for a sale of the company to another strategic buyer

• Unclear whether debt capital markets will be available to provide spectrum-based financing in the interim

• Unclear ability to secure additional equity-funding absent a transaction with Inmarsat or a carrier agreement

2. Sale of the Company • Not likely in advance of end of base case funding runway through the end of 2010

— Capital markets environment and carrier strategic focus I need for near-term spectrum make a strategic sale unlikely

3. Restructuring of SkyTerra’s Liabilities • Equitizing or otherwise restructuring the cash liabilities associated with the senior secured and senior unsecured indebtedness does not provide for enough extension of funding runway absent a broader solution for the Boeing liabilities

— Must include settlement with Boeing for the 2010 payments

• A workable restructuring that materially extends SkyTerra’s funding runway must also include a substantial reduction of non-satellite operating expenses

— Potential for an “all-in” restructuring of the secured and unsecured notes and Boeing liabilities, combined with cost reductions, to provide for funding runway through the end of 2011

• Certain options to provide for extending funding runway beyond the end of 2011 (absent incremental debt or equity funding) may have adverse impact on ability to meet required regulatory milestones

• Initiating discussions with Harbinger will likely force the Special Committee to revisit the terms of the MCSA or terms of existing debt securities

• A take-private discussion may also become an element of any restructuring discussion with Harbinger

— From the perspective of the SkyTerra minority, potential take-private transactions will need to be evaluated in the context of value realization I recovery in a restructuring, a combination with Inmarsat and a potential strategic sale in the future

Morgan Stantey 12

CLERICAL:

PLEASE REMOVE THIS SHEET AND INSERT A TAB PAGE HERE

Tab A Cash Preservation Scenario

Morgan Stanley

• Cash forecast assumes significant non-satellite

spending cuts

— Major cost reductions in all areas outside of satellite related programs while still achieving regulatory milestones

• SkyTerra’s has significant cash obligations in Q4’lO

— Cash interest on the 14.0% Senior Secured Discount—-

Notes in Oct-10

— Cash payment for Boeing deferrals in Dec-10

• The 16.5% and 18.0% Senior Unsecured Notes held by Harbinger become cash pay.—’ starting in Q3’ll

• In 2010 and 2011, cash interest and Boeing payments account for -4348MM or —53% of SKYT’s cash obligations

$249

$31

Project Baseball

DISCUSSION OF ALTERNATIVES

A SKYT Funding Shortfall is Looming

Based on Management Projections and Assumes Cash Preservation

Scenario

SKYT Cash Forecast

2009E 2010E Quarterly 20108

$MM Annual Q1110 02110 03110 04110 Annual 01111

20118 Quarterly

20118

02111

Q3I11

04111

Annual

Sources & Uses

Revenue

Harbinger Tranaction Total Sources

$40

400

440

$10

100

$10

0

$10 $9

0 0

$38

100

$8

0

$8 $8

0 0

$6

0

$31

0

110

10

10 9

138

8
8	8
8

31

Operating Expenses

Cash Interest

Boeing Payments Total Uses

(221)

0

(82)

($303)

(75)	(38)

0 0

(11)	(11)
(87)	— — — .LS49r —
(52)	(16)

0 ,(53)”

24.	— s(124)’

($28) ($12)

(181)

(53)

(122)

($356)

(80)

0

(2)

— ($827 —

(32)	(12k
(52)	— — -<j60)

— — (2) (2)

($86) ($74)

(14)
(52)
(2)

($66)

(138)

(165>

(8)

($310)

Cash Position Summary Beginng Cash Balance

Chang in Cash

Ending Cash Balance

$112 $249 $272 $233 .421$

137 23 (39> ——(187 — (183)

$249 $272 $215 $31

$31 ($43) ($121) ($187) $31

(74)	(78) (66) (61) (279)

($43) ($121) ($187) ($248> ($248)

Morgan Stanley

13

Project Baseball DISCUSSION OF ALTERNATIVES

Limited Recovery Value

Waterfall Recovery Analysis

A liquidation event in the Waterfall Recovery Analysis

current market environment is $MM Assumed Value per MHz-POP

not an attractive option for all Claim $0.05 $0.10 $0.15 $0.20 $0.25 stakeholders in SKYT Creditor Class Amount11 $375 $750 $1,125 $1,500 $1,875 4— lmpliedAV

— Likely to be some impairment Boeing Claim $120

across the capital structure 14.0% Sr Sec Disc Notes 750

Senior Secured Creditors 870 43% 86% 100% 100% 100% i— Recovery Value

16.5% Sr Unsec Notes 280

18.0% Sr Unsec Notes 664

Senior Unsecured Creditors 944 0% 0% 27% 67% 100%

Equity Holders 466 0% 0% 0% 0% 13%

Total Claims $2,280 16% 33% 49% 66% 82%

Notes

Notes

: :taIe of debt claims

Morgan Stanley :

14

Project Baseball DISCUSSION OF ALTERNATIVES

Ownership Implications Under MCSA

Assumes Transaction as Contemplated by MCSA

• Key assumptions: Pro Forma Ownership Analysis

— 100% cash proposal for Economic Voting

I nmarsat at £5 35 Shares and $ in MM Value Shares Harbinger 3rd Party SKVT Total Harbinger 3rd Party SKYT Total

Current Ownership “ 153 60.2% 0.0% 39.8t 100% 52.0% 0.0% (48.0%) 100%

— SKYT share price at $10 HarbInQerASSetCOntribIOn

— New debt raised limited to Inmarsat Equity $1,060 106 76% 0% 24% 100°k 77% 0% 23% 100%

$2 4Bn (4 2x 2009E EBITDA) Inrnarsat Convertible 42 4 77% 0% 23% 100% 76% 0% 22% 100%

Sub Total $1102 110

— Any additional requirements Inmarsat Offer-Sources

financed with 3rd par-t’j equity New Debt Financing $2,400

— $ / £ rate of 1.50 Fees to Harbingerrs 128 13 78% 0% 22% 100% 79% 0% 21% 100%

Non-Harbinger SKYT Equity 100 10 75% 0% 25% 100% 75% 0% 25% 100%

New 3rd Party Equity Required 1700 170 47% 37% 15% 100% 40% 46% 13% 100%

Total Offer Sources $4,328 193

inmarsat Offer—Uses

Non-Harbinger Inmarsat Equity Value $2,619

NonHarbinger lnmarsat Net Debt ° 1,401

Fees ÷ 1.6 GHz Share Issuance 4) 228

Change of Control Premiums 5) 80

Total Offer Uses S4,328

Pro Forma Ownership 456 47.2% 37,3% 15.6%).4 100% 40.4% 46.3% 13,3% , 100%

Notes

1. includes all options and warrants using treasury method based on SKYT offer price of $10

2. Includes 1.6 GHz spectrum share issuance of 5103MM and 525MM sponsor fee to Harbinger

3. Excludes Inmarsat convertible of 538MM (owned by Harbinger)

r St 4. Inciudes Harbinger sponsor fee of 525MM, 1.6 GHz spectrum share issuance of $1 03MM and transaction-related fees of $100MM

I J 5. Includes change of control premiums of 57MM on debt and makewhole of 572MM for convertible debt

Project Baseball DISCUSSION OF ALTERNATIVES -

Leverage and Ownership Implications

Substantial Capital Required to Complete a Transaction

A transaction with Inmarsat Pro Forma Leverage and Ownership under the existing MCSA will

require substantial new

ISAT Purchase I SKYT Offer % Inmarsat Equity Rolled

funding, though this could be

mitigated somewhat if certain Prem I (Disc) to Current (U 0.0% 25.0% 50.0%

large shareholders roll

£5.35 I $10.00 $2,400 $1,480 $561 4 PF Debt Outstanding ($MM)

— Unclear to what extent this

could be accomplished -3%I217% 4.2x 2.6x 1.Ox 4 PFLeverage2

15.6% 12.9% 11.1% 4 PF SKYT Ownership

The Offer assumes $1.9Bn in

new equity

£5.891$11.00 $2,662 $1,650 $639

— —$1 .7Bn from third party

4.7x 2.9x 1.lx

investors 7% 1249%

17.7% 14.7% 12.5%

— -$O.lBnfromSKYT

shareholders

£6.42/$12.00 $2,924 $1,820 $717

17%l281% 5.lx 3.2x 1.3x

18.1% 15.0% 12.7%

Notes

1. Based on SAT and SKYT share pnces of £5.51 and $3.15 as of 7124109

IVI org an St a n ey 2. Excludes SKYT debt which is collateralized by SKYT spectrum; based on 09E Inmarsat Group EBITDA of $569MM per selected Wall Street esbmates 1 6

CLERICAL:

PLEASE REMOVE THIS SHEET AND INSERT A TAB PAGE HERE

Tab B Sale of Company

Morgan Stanley

DISCUSSION OF ALTERNATIVES

Sale of Company: Potential Strategic Interest

• Carriers focused on continued rollout of AWS and 700 MHz spectrum to improve 2.5G!3G network coverage

— Broad LTE rollout not forecast until 2011/2012 or beyond

— Unclear short-or-medium term need for additional spectrum from ATC players

Block

AWS-3

Size

(MHZ)

20

Source

FCC

Band AWS

J-Block

20

FCC

AWS

D-Block

10

FCC

700M1-Iz

B-Block

20

SpectrumCo

AWS

MSS-1

20

ICO!McCaw

S

MSS-2

20

TerreStari

Ergen

S

2.9

0.1

2.8

metroPCS

Near-Term Supply of Spectrum

27.2

Spectrum Holdings (U.S. Carriers)

Bn MHz-POPs

45

>42.0

40 -

35

30 29.0

25 45(1)

20 -

15

24.5

10

5

0 .-

- at&t

Existing Spectrum 700 MHz Spectrum

Source SNL Financial Database

Notes

1. includes spectrum acquired from Aloha Partners

2. Represents T-Mobile USA spectrum ownership

18.7

15.4

3.3

Mobile•—(2)

Morgan Stan I.ey

17

Project Baseball

DISCUSSION OF ALTERNATIVES

Sale of Company: Other Sources of Spectrum

- There are a number of potential sources of spectrum
  - FCC will auction spectrum but timing and regulatory framework are unclear
  - SpectrumCo controls 20MHz in all major markets but cable companies will likely only sell to most attractive strategic partner
  - Clearwire offers the deepest spectrum holdings but presents complications due to governance and technology issues

Alternative	Available Spectrum	Benefits	Considerations
FCC Auction	• 20 MHz of AWS - 3 • 20 MHz of AWS - 2 • 10 MHz of 700 MHz	• Certainty around availability • No takeover premium	• Uncertainty on timing and price • Spectrum considerations – TDD vs. FDD – Regulatory requirements (build out, access, etc.)
SpectrumCo	• 20 MHz in all major metro markets • AWS band (B block)	• All major metro markets • SpectrumCo has not released a plan to build out spectrum	• Unlikely to be available for cash • Transaction structure / terms – Price – Dilution – Governance – Brand
Clearwire	• 120 MHz nationwide – Could sell 20 - 40 MHz to raise funds	• Deepest spectrum holdings available for 4G build • Blank slate for network design • Allows for closer relationship with Sprint and cable operators over time	• Complex governance with multiple parties involved • Shared control of 4G strategy / platform • WiMAX vs. LTE?
Satellite Sector	• 40 MHz in S-band adjacent to AWS (Terrestar and ICO) • 50 MHz in L-band (SkyTerra and Inmarsat)	• Significant spectrum holdings • Valuations have declined over the past 12 - 18 months	• Highly complex transaction and business execution • Regulatory framework for ATC raises concerns • Takeover premium / price

Morgan Stanley

18

CLERICAL:

PLEASE REMOVE THIS SHEET AND INSERT

ATAB PAGE HERE

Tab C Restructuring

Morgan Stanley

Project Baseball

• For a restructuring proposal to be successful, it must be comprehensive and address many classes of creditors

— Requirement to materially transform funding runway

DISCUSSION OF ALTERNATIVES

Restructuring: An Illustrative Strawman

Boeing deferral of $1 20MM is exchanged for Senior Secured Debt

—P1K interest with 5-year bullet maturity in 2014

—In exchange, Boeing receives 6 months relief from Termination-for-Default deadline

• 14% Senior Secured Discount Notes of $750MM remains in place

—P1K interest for life with same maturity in 2013

—In exchange, creditors receive some equity in SKYT

• 16.5% and 18% Senior Unsecured Notes of $944MM held by Harbinger exchanged for convertible preferred stock

—P1K interest for life with new maturity in 2015

—In exchange, Harbinger receives modified MCSA with lower SKYT price

Morgan Stan tey

19

Project Baseball DISCUSSION OF ALTERNATIVES

Restructuring: Extending the Funding Runway

Pro Forma Implications

Addressing the Boeing deferral Pro Forma Ownership and Funding Gap Analysis and the 14% Senior Secured

Discount Notes could % Boeing Claim Converted to Term Loan

% Sr. Sec. Note Implied Claim Implied SKYT Econ. implied SKYT Econ. 0% 50% 100%

potentially extend the runway Ceded Coded (6MM) Ownership ( $3 Ownership @ $10 SO $60 $120 4— implied Claim Equitized (6MM)

beyond Qi ‘11

0% $0 38% 40% 01 ‘11 Q2 11 0311 Expected Timing of Funding Shortfall

— Would require equitizing the

Senior Secured Notes and

converting the Boeing Claim 50% 375 20% 32% 0111 Q211 0311

to a Term Loan to reduce

near term cash burden

100% 750 14% 27% Q211 Q311 NIA

Current Ownership (4)

Voting Economic

Harbinger 43% 62%

SKYT 57% 38%

Total 100% 100%

Notes

1. Based on fully accroted value 14.5% Sr. Sec. Discount Notes of 6750MM; assumes harbinger owns 60% of issue and remaining 40% Is ireated as 3,d party Investors

2. Based on fully accreted value of Boeing deferral of 6120MM

r St [ , 3. Assumes debt-for-equity exchange saves semi-annual cash interest payments of 653MM and Boeing deferral payment of 5120MM

I 4. Current ownership based on current Sl<YT Share price and options using treasury method

20

Project Baseball

DISCUSSION OF ALTERNATIVES

• The strawman restructuring proposal eliminates all cash interest and Boeing payments over the next two years

— Extends funding runway beyond 2011

— Extends maturity profile

Restructuring: Cash Flow Impact Strawman Proposal

$2,000

$1,000

$120

$0 ——

Boeing Claim is extended

44

Sr Unsecured Notes exchanged into convertible preferred stock

SKYT Cash Forecast

20098 20108 Quarterly 20108 20118 Quarterly 20118

5MM

Annual

Q1I10

02110

Q31l0

04110

Annual

01111

Q2111

03111

04111

Annual

Sources & Uses

Revenue

$40

$10

$10

$10

$9

$38

$8

$8

$8

$8

$31

HarblngerTranactiOn Total Sources

400

440

100

0

0

0

100

0

0

0

0

0

110

10

10

9

138

8
8
8
8

31

Operating Expenses

(221)

(75)
(38)
(52)
(16)

(181)

(80)
(32)
(12)
(14)

(138)

Cashlnterest

0

0

0

0

0

0

0

0

0

0

0

Boeing Payments Total Uses

(82)
(11)
(11)

24

0

1
(2)
(2)
(2)
(2)
(8)

($3031

(87)

($49)

($28)

($16)

($180)

($82)

($34)

($14)

($16)

($145)

Cash Position Summary

BeginngCash Balance

$112

$249

$272

$233

$215

$249

$208

$133

$107

$101

$208

ChangeinCash Ending Cash Balance

137

23

(39)
(18)

m

>42>

(74)
(26)
(6)
(8)

114)

$249

$272

$233

$215

$208

$208

$133

$107

$101

$93

$93

Pro Forma Maturity Profile

Morgan Stanley

2010 2011 2012

$750

2013

2014

V

‘$944

2016+

2015

21

Project Baseball

• The strawman restructuring implies approximately 350 bps of dilution to the SkyTerra minority, assuming the transaction Inmarsat is completed as contemplated

• Key assumptions:

—. Existing Senior Secured Discount Notes exchanged for 50% of accreted value in shares at $10 per share

—Harbinger owns 60% of issue, remainder of equity to new holders

— 100% of Senior Unsecured Notes is exchanged into a convertible preferred instrument with a conversion price of $10

—Pro forma ownership calculated on as-if converted basis

— 100% cash proposal for Inmarsat at £5.35

— SKYT share price at $10

— New debt raised limited to $2.4Bn and any additional requirements financed with 3rd party equity

— $/rate of 1.50

DISCUSSION OF ALTERNATIVES

Restructuring: Ownership Implications

Assumes Transaction as Contemplated by MCSA and Illustrative Restructuring Proposal

Pro Forma Ownership Analysis

Economic Voting

Shares and $ in MM Vaiuo Shares Harbinger :3rd Party ,SKT Total Harbinger 3rd Party SKYT Total

Icurrentownershipra 153

60.2% 0.0% ( 39.84 100% 52.0% 0.0% ( 48.0%)

Restructuring

Equity Issued to 14% Sr. Sec Disc. Notes $375 38

ExchangeforConvertiblePreferredStock $944 94

Harbinger Asset Contribution

Inmarsat Equity $1,060 106

Inmarsst Convertibie 42 4

SubTotal $1,102 110

inmar5at Offer—Sources

New Debt Flnanclng $2,400

Fees to Hsrbingerm 128 13

Non-Harbinger SKYT Equity 100 10

New 3rd Party Equity RequIred 1,700 170

Total Offer Sources $4,328 193

inmarsat Offer—Uses

Non-Harbinger inmarsat Equity Value $2,619

Non-Harbinger Inmarsat Net Debt re 1,401

Fees + 1.6 GHz Share Issuance 228

Change of Control Premiums 151 80

Total Offer Uses $4,328

60% 8% 32% 100% 47% 15% 38% 100%

73% 5% 21% 100% 73% 8% 20% 100%

81% 4% 16% 100% 82% 5% 13% 100%

81% 4% 15% 100% 82% 5% 13% 100%

81% 4% 15% 100% 83% 5% 12% 100%

79% 4% 17% 100% 81% 5% 15% 100%

56% 31% 12% 100% 53% 37% 10% 100%

Pro Forrna Ownership 588

56.5% 31.5% 12.1%\4 100% 53.2% 37.0% / 9.8% 100%

SKYT Ownership Under Illustrative Modified MCSA

Reference Price

$4.00

$6.00

$8.00

$10.00

Economic

6.6%

8.4%

10.5%

:

121%

,

Voting

5.2%

6.6%

8.4%

9.8%

Notes

1. Includes all options and warrants using treasury method based on SI<YT offer price of $10

2. Includes 1.6 GHz spectrum share issuance of $1O3MM and $25MM sponsor fee to Harbinger

3. Excludes Inmarsat convertible of 638MM (owned by Harbinger)

4. Includes Harbinger sponsor fee of $25MM. 1.6 GHz spectrum sham issuance f S1O3M $d transaction-related fees of 6100MM

5. Includes change of control premiums of S7MM on debt and makewhoie of $72 for cony ruble debt

Morgan Stan[ey

22

Project Baseball

DISCUSSION OF ALTERNATIVES

Restructuring: Modified MCSA Implications

$0 $0 $363 $988 $1,613 $2,238 4—Equity Value

$0 $0 $31 $83 $136 $189 4__EquityValuetoSKYTminority

assuming 8.4% Econ. Ownership

Notes

1. Based on fully accreted value 14.5% Sr. Sec. Discount Notes of 5750MM; assumes Harbinger owns 60% of issue and remaining 40% Is treated as 3d party Investors

2. Based on current SI<YT share price

3. Pro forma ownership based on SKYT price under MCSA and all warrants and options using treasury method

4. Current ownership based on current SKYT share price and all warrants and options using treasury method

5. MHz-POP of 7,500MM (25 MHz spectrum with 300MM population)

6. Assumes 51,815MM of net debt, discounted at2O% and valuation as of 12/31/09

• Sensitivity analysis based on percentage of accreted face value of senior secured notes exchanged for equity

• Pro forma ownership calculated on as-if converted basis for convertible preferred

Pro Forma Ownership Sensitivity Analysis for Historical SkyTerra Minority

% of Sr Sec Implied Value

Awarded (1) of Equity ($MM)

Assumed New SKYT Reference Price Under MCSA

$4.00 $6.00 $8.00

27% 90% 154%

0% $0 7.2%

5.7%

25% 188 6.9%

5.4%

50% 375 6.6%

5.2%

Illustrative Value to SKYT Shareholders $MM

11.3%

9.1%

10.9%

8.8%

10.5%

8.4%

9.1%

7.1%

8.7%

6.8%

6.6%\

$10.00

217% ‘k— Premium to Current12t

12.9% 4— SKYT Econ. Ownership

10.6% 4— SKYT Vote

12.5%

10.2%

12.1%

9.8%

Current Ownership (4)

Voting

Harbinger 43%

SKYT 57%

Total 100%

YE 2010 (6)

Economic

62%

38%

100%

MHz-POP

Year of Sale $0.10 $0.20 $0.30 $0.40 $0.50 . $0.60

YE 2011 (6) $0 $0 $302 $823 $1,344 $1,865

$0 $0 $26 $69 $113 $157

Morgan Stanley

23

Project Baseball

DISCUSSION OF ALTERNATIVES I

• Cost to buy-in the SkyTerra minority could be managed by allowing existing equity holders to roll their stakes

Illustrative Take Private Costs

25%

10 $138 $184

$276 $368 $460

Selected SKYT Shareholders

50%

75%

100%

20 $109 $145 $217 $290 $362

29 $79 $106 $159 $212 $265

39 $50 $67 $100 $134 $167

Illustrative Take Private

Cost Analysis

$MM

% of Top 8 Non-Harbinger Shareholders Roll

Shares (MM) $3.00

Share Price

$4.00 $6.00 $8.00 $10.00

0%

0 $167 $223 $335 $446 $558 4— Minority Buy-in costs

Holder

Shares (MM)

BCE

22.1

Columbia Capital

5.6

Solus

4.8

Och-Ziff

2.2

Bay Habour

3.1

George Haywood

0.6

Millenium

0.4

Tudor

0.3

Total

39.1

Morgan Stan I.ey

24